Exhibit 10.101

CAESARS ENTERTAINMENT CORPORATION
2012 PERFORMANCE INCENTIVE PLAN
AMENDED AND RESTATED NONQUALIFIED OPTION AWARD AGREEMENT

This is an AMENDMENT AND RESTATEMENT of that certain award agreement (as amended and restated, the “Agreement”) made by and between Caesars Entertainment Corporation, a Delaware corporation (the “Corporation”), and Gary Loveman (the “Participant”) on April 16, 2012 (the “Original Agreement”), relating to an award of Options under the Caesars Entertainment Corporation 2012 Performance Incentive Plan (the “Plan”). Any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan.
WHEREAS, the Corporation and Participant entered into a new employment agreement, dated as of December 21, 2014 (the “New Employment Agreement”);
WHEREAS, pursuant to Section 5.3 of the New Employment Agreement, the Corporation has agreed that it shall amend certain agreements governing equity-based compensation to Participant, including the Original Agreement, to, amongst other matters, modify certain vesting and expiration provisions to reflect the revised terms of the New Employment Agreement;
WHEREAS, Section 8(l) of the Original Agreement requires that any change, modification or waiver of the Original Agreement be made in writing and signed by Participant and the Corporation;
WHEREAS, the Administrator has determined that it is in the best interests of the Corporation and its stockholders to effectuate the amendments to the terms of the Original Agreement provided for in the New Employment Agreement and set forth herein; and
NOW, THEREFORE, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:
1.Grant of Option.
(a)    Grant. The Corporation has granted to Participant, on the Date of Grant (as set forth on the final page of this Agreement) an Option (the “Option”) to purchase the number of shares of Common Stock of the Corporation set forth on the final page of this Agreement (such shares, the “Option Shares”), on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. The Option is not intended to qualify as an ISO. The price at which Participant shall be entitled to purchase the Option Shares upon the exercise of all or any portion of the Option, shall be as set forth on the final page of this Agreement (the “Exercise Price”).
(b)    Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules and regulations promulgated by the Administrator from time to time pursuant to the Plan. The Administrator shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decisions shall be binding and conclusive upon Participant and his or her legal representative in respect of any questions arising under the Plan or this Agreement.
(c)    Acceptance of Agreement. In order to accept this Agreement, Participant must indicate acceptance of the Option and acknowledgment that the terms of the Plan and this Agreement have been read and understood by signing and returning a copy of this Agreement as instructed by the Company. By accepting this Agreement, Participant consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by Securities and Exchange Commission rules (which consent may be revoked in writing by Participant at any time upon three business days’ notice to the Corporation, in which case subsequent prospectuses, annual reports and other information will be delivered in hard copy to Participant).
2.    Vesting. Except as may otherwise be provided herein, subject to Participant’s continued employment with the Corporation or one of its Subsidiaries, the Option shall become vested and exercisable on the dates set forth on the final page of this Agreement, subject to the conditions set forth herein.
3.    Termination of Employment. If the New Employment Agreement is terminated pursuant to Section 9 thereof by the Corporation for Cause, then the Option, whether vested or unvested, shall immediately be forfeited and canceled, and Participant shall immediately forfeit any rights to the Option Shares subject to the Option. The vested portion of the Option that is not forfeited at termination shall remain outstanding and exercisable until the date of expiration as set forth in Section 4 below.

4.    Expiration. In no event shall all or any portion of the Option be exercisable after the tenth anniversary of the Date of Grant (the “Option Period”). If Participant’s employment or service with the Corporation and all Subsidiaries is terminated for any reason then the Option shall expire on (i) the commencement of business on the date Participant’s employment or service is terminated for Cause; (ii) thirty-six (36) months following the date of Participant’s termination of employment if Participant’s employment is terminated (A) pursuant to Section 8.1, 10 or 11 of the New Employment Agreement or (B) following Participant’s continuous employment or services with the Corporation or any Subsidiary, as applicable, pursuant to the New Employment Agreement, through December 31, 2016, or (iii) 60 days following the termination of the New Employment Agreement without Good Reason.
5.    Method of Exercise.
(a)    Options which have become exercisable may be exercised by delivery of a duly executed written notice of exercise to the Corporation at its principal business office using such form(s) as may be required from time to time by the Corporation.
(b)    No Option Shares shall be delivered pursuant to any exercise of the Option until payment in full of the Exercise Price therefor is received by the Corporation in accordance with Section 5.5 of the Plan and Participant has paid to the Corporation an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld in accordance with Section 8.5 of the Plan.
6.    Rights as a Stockholder. Participant shall not be deemed for any purpose to be the owner of any shares subject to this Option unless, until and to the extent that (i) the Corporation shall have issued and delivered to Participant the Option Shares, and (ii) Participant’s name shall have been entered as a stockholder of record with respect to such Option Shares on the books of the Corporation.
7.    Compliance with Legal Requirements.
(a)    Generally. The granting, vesting and exercising of the Option, delivery of Option Shares upon such exercise, and any other obligations of the Corporation under this Agreement, shall be subject to all applicable federal, provincial, state, local and foreign laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Administrator shall have the right to impose such restrictions on the Option as it deems necessary or advisable under applicable federal securities laws, the rules and regulations of any stock exchange or market upon which Shares are then listed or traded, and/or any blue sky or state securities laws applicable to such Shares. Participant agrees to take all steps the Administrator or the Corporation determines are necessary to comply with all applicable provisions of federal and state securities law in exercising his or her rights under this Agreement.
(b)    Tax Withholding. The exercise of the Option (or any portion thereof) shall be subject to Participant satisfying any applicable federal, state, local and foreign tax withholding obligations. The Corporation shall have the power and the right to require Participant to remit to the Company or deduct or withhold from all amounts payable to Participant in connection with the Option or otherwise, an amount sufficient to satisfy any applicable taxes required by law. Further, the Corporation may permit or require Participant to satisfy, in whole or in part, the tax obligations by withholding Shares that would otherwise be received upon exercise of the Option.
8.    Miscellaneous.
(a)    Transferability. The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order if approved or ratified by the Administrator or as otherwise permitted under Section 5.7.2 or 5.7.3 of the Plan.
(b)    Waiver. Any right of the Corporation contained in this Agreement may be waived in writing by the Administrator. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.
(c)    Section 409A. The Option is not intended to be subject to Section 409A of the Code. Notwithstanding the foregoing or any provision of the Plan or this Agreement, if any provision of the Plan or this Agreement contravenes Section 409A of the Code or could cause Participant to incur any tax, interest or penalties under Section 409A of the Code, the Administrator may, in its sole discretion and without Participant’s consent, modify such provision to (i) comply with, or avoid being subject to, Section 409A of the Code, or to avoid the incurrence of taxes, interest and penalties under Section 409A of the Code, and/or

(ii) maintain, to the maximum extent practicable, the original intent and economic benefit to Participant of the applicable provision without materially increasing the cost to the Corporation or contravening the provisions of Section 409A of the Code. This Section 8(c) does not create an obligation on the part of the Corporation to modify the Plan or this Agreement and does not guarantee that the Option or the Option Shares will not be subject to interest and penalties under Section 409A.
(d)    Notices. Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax, pdf/email or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to Participant, at Participant’s address indicated by the Corporation’s records, or if to the Corporation, to the Corporation’s principal business office.
(e)    Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(f)    No Rights to Employment. Nothing contained in this Agreement shall be construed as giving Participant any right to be retained, in any position, as an employee or consultant of the Corporation or its Subsidiaries or shall interfere with or restrict in any way the right of the Corporation or its Subsidiaries, which are hereby expressly reserved, to remove, terminate or discharge Participant at any time for any reason whatsoever.
(g)    No Rights to Award. The grant to Participant of the Option pursuant to this Agreement shall not give Participant any claim or rights to be granted any future award or additional awards under the Plan, subject to any express contractual rights (set forth in a document other than the Plan and this Agreement) to the contrary.
(h)    Fractional Shares. No fractional shares shall be delivered under this Agreement. In lieu of issuing a fraction of a share in settlement of the exercised Option, the Corporation shall be entitled to pay to Participant an amount in cash equal to the fair market value (as defined in the Plan) of such fractional share.
(i)    Beneficiary. Participant may file with the Administrator a written designation of a beneficiary on such form as may be prescribed by the Administrator and may, from time to time, amend or revoke such designation. If no validly designated beneficiary survives Participant, Participant’s estate shall be deemed to be Participant’s beneficiary.
(j)    Bound by Plan. By signing this Agreement, Participant acknowledges that Participant has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.
(k)    Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns, and of Participant and the beneficiaries, executors, administrators, heirs and successors of Participant.
(l)    Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent under Section 8.6.4 of the Plan.
(m)    Governing Law. This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.
(n)    Captions. The captions and headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

IN WITNESS WHEREOF, the Corporation and Participant have executed this Agreement as set forth below.

CAESARS ENTERTAINMENT CORPORATION
By: /s/ Mary H. Thomas__________________
Name: Mary H. Thomas
Title: Executive Vice President, Human Resources

Agreed to and Accepted by:
/s/ Gary Loveman
Participant: GARY LOVEMAN

Date: December 29, 2014

[Amendment to Gary Loveman’s 2012 Time-Based Option Agreement – Signature Page]

Number of Shares subject to Option:	231,918
Exercise Price for Option:	$14.35 per Share
Date of Grant	April 16, 2012
Vesting Schedule:	100% of the Shares subject to the Option shall be vested as of April 16, 2012